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                                   EXHIBIT C

                              GUARANTY AGREEMENT


                  Section 1. Guaranty. For value received, FAMILY GOLF CENTERS, INC., a Delaware corporation ("Guarantor"), hereby absolutely and unconditionally guarantees to CAROLINA CAPITAL VENTURES, LTD., a North Carolina corporation ("Beneficiary"), and its successors or assigns, the full, prompt and faithful performance of each and every obligation of RALEIGH FAMILY GOLF CENTERS, INC., a Delaware corporation ("Tenant"), under the Lease Agreement between Beneficiary, as landlord, and Tenant, as tenant, relating to the lease of certain property in Wake County, North Carolina (as the same may have been amended from time to time, the "Lease"). As used in this Guaranty Agreement (this "Guaranty"), "Guaranteed Obligations" means all obligations of Tenant guaranteed by Guarantor in this Section 1.

                  Section 2. Term. The obligations of Guarantor as to the Guaranteed Obligations shall continue in full force and effect against Guarantor until Guarantor has performed the Guaranteed Obligations as set forth herein. This Guaranty covers any and all of the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof. This Guaranty is binding upon and enforceable against Guarantor and the assigns and successors of Guarantor.

                  Section 3. Representation and Warranty of Guarantor. Guarantor hereby represents and warrants to Beneficiary that Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty.

                  Section 4. Waiver of Rights. Guarantor hereby waives (a) notice of acceptance hereof; (b) grace, demand, presentment and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of grace, demand, presentment and protest; (d) notice of non-payment or other defaults, of intention to accelerate and of acceleration of the Guaranteed Obligations; (e) notice of and/or any right to consent or object to the assignment of any interest in the Lease or the Guaranteed Obligations; (f) notice of the renewal, extension, amendment and/or modification of any of the terms and provisions of the Lease;
(g) notice of the filing of suit and diligence by Beneficiary in collection or enforcement of the Guaranteed Obligations; and (h) any other notice regarding the Guaranteed Obligations.

                  Section 5. Primary Liability of Guarantor. The liability of Guarantor shall not be impaired, reduced or in any way affected by: (a) Beneficiary's failure, refusal, or neglect to collect or enforce the Guaranteed Obligations, by way of, without limitation, any indulgence, forbearance, compromise, settlement or waiver of performance which may be extended to Tenant by Beneficiary or agreed upon by Beneficiary and Tenant; or
(b) any


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termination of the Lease to the extent that Tenant thereafter continues to be liable. This Guaranty constitutes a primary obligation of Guarantor. This is an absolute, unconditional, irrevocable and continuing guaranty of payment and performance and not of collection and is in no way conditioned upon any attempt to collect from Tenant or upon any other event or contingency. Guarantor agrees that Beneficiary is not required, as a condition to establishing Guarantor's liability hereunder, to proceed against any person (including, without limitation, Tenant or any other guarantor). Guarantor hereby expressly waives any right or claim to force Beneficiary to proceed first against Tenant or any other guarantor as to any of the Guaranteed Obligations or other obligations of Tenant, and agrees that no delay or refusal of Beneficiary to exercise any right or privilege which Beneficiary has or may have against Tenant, whether arising from any documents executed by Tenant, any common law, applicable statute or otherwise, shall operate to impair the liability of Guarantor hereunder. The obligations of Guarantor hereunder shall not be reduced, impaired or in any way affected by: (a) receivership, insolvency, bankruptcy or other proceedings affecting Tenant or any of Tenant's assets; (b) receivership, insolvency, bankruptcy or other proceedings affecting Guarantor or any of Guarantor's assets; and (c) any allegation of fraud, failure of consideration, forgery or other defense, whether or not known to Beneficiary (even though rendering all or any part of the Guaranteed Obligations void or unenforceable or uncollectible as against Tenant or any other guarantor). This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Beneficiary upon the insolvency, bankruptcy or reorganization of Tenant or otherwise.

                  Section 6. Place of Performance; Attorneys' Fees. All payments to be made and obligations to be performed hereunder shall be paid or performed in the location for payment or performance (as applicable) set forth in the Lease. If it becomes necessary for Beneficiary to enforce this Guaranty by legal action, Guarantor hereby waives the right to be sued in the county or state of such Guarantor's residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in Wake County, North Carolina. Guarantor unconditionally agrees to pay Beneficiary's collection expenses, including, without limitation, court costs and reasonable attorneys' fees if enforcement hereof is placed in the hands of an attorney, including, but expressly not limited to, enforcement by suit or through probate, bankruptcy or any judicial proceedings.

                  Section 7. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the United States of America and the State of North Carolina, and is intended to be performed in accordance with and as permitted by such laws.

                  Section 8. Entire Agreement. This Guaranty constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Guaranty. This Guaranty may not be changed,


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modified, discharged or terminated in any manner other than by an agreement in writing signed by Guarantor and Beneficiary.

                  Section 9. Severability. In case any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the other provisions contained herein shall not in any way be affected or impaired thereby.


                     EXECUTED as of the ________ day of ________ , 1997.

                                                      GUARANTOR:

                                                      FAMILY GOLF CENTERS, INC.


                                                      By:______________________
                                                      Name:____________________
                                                      Title:___________________